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                          ASSET PURCHASE AND SALE AGREEMENT


      THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into this 29th day of December, 1998, by and between Cymitar Technology Group, Inc., a Texas corporation ("Seller"), Richard Yoo ("Yoo"), Dirk Elmendorf ("Elmendorf"), Patrick Condon ("Condon") (Yoo, Elmendorf and Condon are sometimes referred to herein as the "Shareholders") and Rackspace, Ltd. ("Buyer").

      WHEREAS, Seller owns and operates a business under the name "Rackspace" which involves the leasing of internet servers, bandwidth, connectivity, and administration of all aspects of servers, as well as other inter-net businesses (collectively, the "Business"); and

      WHEREAS, Buyer desires to purchase all or substantially all of the assets of the Seller pursuant to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

      1.    SALE AND PURCHASE OF ASSETS.

            1.1 SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign, grant and deliver to Buyer, and Buyer, in reliance on the representations, warranties and covenants of Seller and the Shareholders, agrees to purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of the tangible and intangible assets, including real, personal and mixed property, owned or held by Seller, including but not limited to all assets used or useful in connection with the operation of the Business (collectively, the "Assets") which are described on Exhibit A attached hereto. The Assets shall not include the Excluded Assets, as defined in Section 1.2 below. The Assets shall include but are not limited to:

                  (a) the leasehold interest under the real property lease described on Exhibit A (the "Real Property Lease") a true and correct copy of which have been provided to the Buyer;

                  (b) all equipment and other tangible personal property used or useful in connection with the operation of the Business including, all of which are set forth and described on Exhibit A, and all of Seller's interest in and to all manufacturer's, distributor's or other warranties relating to any of the foregoing;

                  (c) all licenses, permits, franchises, authorizations and other similar rights issued by any federal, state or local governmental authority (collectively, the "Authorizations");

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                  (d)   those contracts and other agreements to which Seller is
a party and which are listed on Exhibit A (the "Assumed Contracts"), true, correct and complete copies of which have been delivered to Buyer;

                  (e) all patents, trade names, trade marks, service marks, copyrights, computer programs, data, trade secrets, business information, customer lists, supplier lists, marketing plans, intellectual property rights (whether or not reduced to writing or other tangible form) and other intangible property owned or held by Seller and all of the rights associated therewith (including any and all applications, registrations, extensions and renewals relating thereto);

                  (f) all business and other books, papers, files, correspondence and records pertaining to the operation of the Business; and

                  (g) all contract rights, accounts and accounts receivable of Seller.

      The Assets to be sold hereunder shall be transferred to Buyer at the Closing free and clear of all liens, claims, security interests encumbrances and liabilities of any kind or nature whatsoever ("Encumbrances"). Buyer is not, and shall not be deemed to have assumed any liability or obligation of the Seller, except for those liabilities arising after the Closing under the Assumed Liabilities (as herein defined) as expressly provided for herein.

            1.2 EXCLUDED ASSETS. The Assets shall not include the following (the "Excluded Assets"):

                  (a) Any and all cash, bank deposits (other than cash deposits to secure contract obligations which shall be included within the Assets);

                  (b)   all contracts of insurance and claims against insurers;

                  (c) all employee benefit plans and assets thereof and all employment contracts;

                  (d) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 1.1 hereof; and

                  (e)   All other items listed on Schedule 1.2 hereto.

      2.    PURCHASE PRICE; METHOD OF PAYMENT


            2.1 PURCHASE PRICE. The purchase price for the Assets is the sum of $192,369.00 (the "Purchase Price"). The Purchase Price is equal to the aggregate amount of the liabilities of the Seller listed on Exhibit B. Seller and the Shareholders represent that Exhibit B accurately describes the names of all creditors of the Seller (the "Creditors") and the amounts owed by each of them. Seller and the Shareholders expressly agree to use the proceeds of the Purchase Price to pay all of the Creditors the amounts owed, and further agree to make such payments as soon as possible after the execution of this Agreement, but in no event later than January 10, 1999. All of Seller's Liabilities (including the name of the creditor and the amount owed) are set forth on


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Exhibit B attached hereto. The Buyer may pay the Seller's creditors directly.
Any such payments will be for the account of Seller and shall reduce the Purchase Price accordingly. In the event that any additional liabilities of Seller become known after closing, provided that (i) such liabilities were incurred prior to closing and not afterward, (ii) the aggregate of all liabilities of the Seller do not exceed $200,000.00 (which shall include all liabilities listed on Exhibit B and any other liability of Seller) and (iii) the shareholders of Seller and Seller did not intentionally or recklessly fail to disclose such liabilities, at Buyer's election, Buyer shall pay either Seller or Buyer shall pay such creditors directly. All above notwithstanding, the aggregate amount of all payments to be made by Buyer under this Agreement shall not exceed $200,000.00.

            2.2 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume only the liabilities and obligations of Seller to be performed on or after the Closing Date under (i) the Real Property Lease, and (ii) the Assumed Contracts (collectively, the "Assumed Liabilities"), except to the extent that such liabilities arise prior to the Closing. Buyer is not and shall not assume any other liability of the Seller whatsoever.

            2.3   NO OTHER LIABILITIES ASSUMED. Except as expressly provided in
Section 2.2 hereof, Buyer shall not and does not assume any liability or obligation of Seller, fixed or contingent, disclosed or undisclosed, including without limitation, (i) contractual obligations, (ii) employment or consulting contracts or commitments or obligations to employ any employee of Seller, (iii) obligations for pensions, vacation pay, severance or other employee benefit plans, programs or practices, (iv) obligations or liabilities for Taxes and (v) any other liabilities or claims against Seller of any kind or nature whatsoever, no matter when raised. Except as expressly provided herein, Buyer shall not be required to defend any suit or claim arising out of any act, event or transaction occurring prior to the Closing Date or out of any condition existing prior to the Closing Date, in connection with the ownership or operation of the Business, including without limitation, any successor or transferee liability.

            2.4 ALLOCATION OF PURCHASE PRICE. Within sixty days after the execution of this Agreement, Buyer and Seller shall use their best efforts to agree upon an allocation of the Purchase Price amongst the Assets. To the extent Buyer and Seller reach an agreement on the allocation of the Purchase Price, Buyer and Seller shall each file with their respective federal income tax return for the tax year in which the closing occurs, IRS Form 8594 and IRS form 8824, as applicable, containing the information agreed upon by the parties pursuant to the immediately preceding sentence. Buyer agrees to report the purchase of the Assets, and Seller agrees to report the sale of such Assets on all federal, state and local tax returns in a manner consistent with the information agreed upon by the parties pursuant to this section and contained in its respective IRS Form 8594 and IRS Form 8824, as applicable. Notwithstanding any other provision of this Agreement, the provisions of this Section 2.4 shall survive the Closing without limitation.

      3. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller and the Shareholders jointly and severally represent and warrant to Buyer as follows:

            3.1 BINDING AGREEMENT. This Agreement, and the agreements entered into pursuant to this Agreement (the "Collateral Agreements") constitutes, and upon execution and delivery by Seller will constitute, valid and binding agreements and obligations of Seller enforceable against Seller in accordance with their respective terms, except as the enforceability hereof may be


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affected by bankruptcy, insolvency or similar laws affecting creditors'
rights generally or court applied equitable remedies. There is no agreement, understanding, or option between Seller and any third party that encumbers the Assets or obligates Seller to sell any portion of the Assets.

            3.2 FINANCIAL STATEMENTS. Seller represents that all financial statements, financial information, and reports regarding the financial condition of the Seller, provided or to be provided to Purchaser are true and correct in all material respects.

            3.3 NO CONFLICT OR BREACH. Except as set forth on Schedule 3.3, the execution and delivery of this Agreement, the fulfillment of and the compliance with the respective terms and provisions of this Agreement, and the consummation of the transactions described in this Agreement, will not and do not (i) conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any law, ordinance, regulation, order, award, judgment, injunction or decree of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable or relates to Seller or any of the Assets or of the Business, or (ii) violate or conflict with, constitute a material default under, result in a material breach, acceleration or termination of any provision of, require the consent of any third party under, or result in the creation of any Encumbrance upon any of the Assets pursuant to, any contract, agreement, commitment, indenture, or other instrument or obligation to which Seller is a party or by which Seller is bound or to which any of the Assets may be subject.

            3.4 GOVERNMENTAL AND THIRD PARTY CONSENTS. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any provisions of this Agreement or the Collateral Agreements will require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party.

            3.5   LITIGATION; COMPLIANCE WITH LAW. Except as set forth in
Schedule 3.5, there is no action, suit, investigation, claim, arbitration, proceeding or litigation pending or to the knowledge of the Seller or the Shareholders, threatened against or involving any of the Seller, the Assets, or the Business at law or in equity, or before or by any court, arbitrator or governmental authority. The Business is not operating under or subject to any order, judgment, decree or injunction of any court, arbitrator or governmental authority. Seller has complied in all material respects and are in compliance in all material respects with all laws, ordinances, regulations, awards, orders, judgments, decrees and injunctions applicable to the Assets and to the Business and operations of Seller, including the federal, state and local laws, ordinances, regulations and orders pertaining to employment of labor, zoning and other matters.

            3.6   LEASED REAL PROPERTY.

                  (a) LEASED OR LICENSED REAL PROPERTY. The Real Property Lease (complete and accurate copies of which have been provided to the Buyer) is a legal, valid and binding obligation of the parties thereto that is enforceable in accordance with its terms and is in full force and effect. Seller enjoys peaceful and undisturbed possession thereunder and is not in default thereunder and, to the knowledge of Seller and the Shareholders, no circumstances or events have occurred which, with notice or the lapse of time or both, could constitute a default by Seller, or to the knowledge of the Seller or the Shareholders, any other party, under any of the Real Property Lease.


                                       4
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                  (b)   COMPLIANCE.  The Seller and the Shareholders have not
received notice of any facts or circumstances which lead them to believe that the Leased Real Property is not in material compliance with applicable federal, state, and local laws, including zoning, land use, lighting and marking requirements, and building code laws, ordinances and regulations necessary to conduct the operations of the Business as presently conducted. All of the improvements located on the Leased Real Property (the "Improvements") are in good condition and repair.

                  (c) TITLE TO LEASED REAL PROPERTY. Seller has, and at Closing Buyer will receive good and valid leasehold interest in all the Leased Real Property, free and clear of all Encumbrances.

            3.7 TITLE TO ASSETS; SUFFICIENCY OF ASSETS. Seller has good and valid title to all of the Assets, free and clear of all Encumbrances. At Closing shall transfer to Buyer good and valid title to all of the Assets free and clear of all Encumbrances. The Assets constitute all of the assets which are material to the conduct of the Business.

            3.8 CONDITION OF TANGIBLE ASSETS. All of the tangible personal property included in the Assets to be conveyed to Buyer are in good operating condition and repair, normal wear and tear excepted; and are suitable, adequate and fit for the uses for which they are being used by Seller; and such Assets and the present use thereof are not in violation in any respect of applicable laws or regulations.

            3.9 INTELLECTUAL PROPERTY. Seller has provided Buyer with an accurate list of all franchises, licenses, service marks, trademarks, trade names, copyrights, patents and applications therefor, trade secrets, customer lists, supplier lists, business information, computer programs and other intellectual property rights (the "Intellectual Property") owned or licensed for use by or registered in the name of Seller, all of which are valid and in full force and effect and are transferable to Buyer by the sole act and deed of Seller and no consent on the part of any other person is necessary to validate the transfer to Buyer. All Intellectual Property developed by the Seller and all Intellectual Property developed by any shareholder or employee of the Seller which relates to the Business, is owned by the Seller and the Seller is free to transfer and assign such Intellectual Property to the Buyer. To Seller's and Shareholders' knowledge, the activities of the Business or Seller's use of any of the foregoing Intellectual Property has not infringed and Buyer's use of such Intellectual Property will not infringe upon any trademark, trade name, copyright, patent, trade secret or legally protectable right of another. No claim or demand has been made by any third party alleging such infringement by the Seller, nor does the Seller or the Shareholders have any reason to believe that the use of the Intellectual Property might infringe the rights of a third party).

            3.10 REPORTS AND RECORDS. All returns, reports and statements relating to the Business currently required to be filed by Seller with any governmental instrumentality have been filed and complied with in all material respects and are true, correct and complete in all material respects, and true, correct and complete copies thereof have been made available for inspection by Buyer. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct, and complete in all material respects.

            3.11 LABOR MATTERS. Seller is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages


                                       5
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and hours with respect to its employees. No employee of the Seller is represented by any labor union or collective bargaining agreement and there are no collective bargaining or other labor agreements with respect to employees of the Seller. Seller is not engaged in any unfair labor practice with respect to any such employees of the Seller, and no unfair labor practice charge or complaint against Seller with respect to the Business has been filed before the National Labor Relations Board, any state labor relations board or any court or tribunal, and none is threatened. There is no labor strike, dispute, request for representation, slowdown or stoppage pending and none is or has been threatened.

            3.12 TAXES. (i) Seller has filed or caused to be filed all returns, declarations of estimated taxes, reports, statements, information statements and the like ("Tax Returns") required to be filed with any taxing authority prior to the date hereof; except those Tax Returns for which requests for extensions have been timely filed, and all such Tax Returns are correct and complete in all material respects.

                  (ii) Seller has paid or caused to be paid all taxes (including, without limitation, income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property or environmental tax or premium, together with any interest, penalty, addition to tax or additional amount imposed by any governmental body or authority; collectively, "Taxes") shown to be due and payable on such Tax Returns.

                  (iii) Seller has not executed any waiver or waivers which extend or have the effect of extending any applicable statute of limitations with respect to the assessment or collection of Taxes.

                  (iv) No federal, state, local or foreign audits or other administrative or court proceedings are presently pending with regard to any Tax Returns or Taxes of Seller and Seller has not received notice from any governmental authority of the expected commencement of such proceedings.

                  (v) There are no liens for Taxes on the Assets of Seller other than liens for taxes not yet due and payable.

                  (vi)  None of the Assets is subject to a lease.

            3.13 UNDISCLOSED LIABILITIES. Seller does not have any liabilities except to the extent disclosed on Exhibit B attached hereto.

            3.14 CONTRACTS/ASSIGNMENTS. Each of the Assumed Contracts is a valid and binding obligation of Seller. Seller and Shareholder have no reason to believe that the Assumed Contracts are not binding upon all the parties. None of the parties to any of such Assumed Contract has terminated, canceled, or substantially modified any of such Assumed Contracts and neither Seller nor, to Seller's and Shareholders' knowledge, any other party is in default thereunder. Each of the Assumed Contracts may be freely assigned by Seller to Buyer without the requirement of any consent or approval, except as otherwise noted on Exhibit A.

            3.15 EMPLOYEE BENEFITS. Seller has no and has never had any employee benefit plans (as defined in Section (3) of the Employee Retirement Income Security Act of 1974, as


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amended ("ERISA"), maintained by or contributed to by Seller (all such plans are referred to as the "Plans"), or any employee stock option or stock purchase, bonus, incentive compensation, severance pay and fringe benefit arrangements. During the five-year period ending at the Closing, Seller has not made or been required to make any contributions to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

            3.16 TRUE AND CORRECT COPIES. Seller has delivered or made available to Buyer true, correct, and complete copies of all contracts, agreements and documents referred to in this Agreement or related to the Business, together with all modifications thereof and amendments thereto. A true and correct list of all contracts and agreements between Seller and any third party related to the Business, other than the Assumed Contracts, whether written or oral, is contained in Schedule 3.16, all of which shall be terminated by the Seller prior to Closing.

            3.17 INSURANCE. All insurance policies maintained by Seller with respect to the Assets and operation of the Business have been provided to the Buyer.

            3.18 ADVERSE BUSINESS CHANGES. Since December 23, 1998, there has not been (i) any adverse change in the financial condition, assets, liabilities, business, or results or operations of the Seller other than changes in the ordinary course of business, none of which has been materially adverse, (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business, (iii) any amendment or termination of any contract, agreement, plan, lease, or license to which Seller is a party or by which it is bound, otherwise than in the ordinary course of business or as required elsewhere in this Agreement, or (iv) any disposition, mortgage, pledge, or subjection to any lien, claim, charge, option, or encumbrance of any of the Assets.

            3.19 DISCLOSURE. Neither this Agreement nor any written instrument, list, exhibit or certificate furnished or to be furnished to Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading. There is no state of facts or circumstances known to Seller or the Shareholders and not disclosed to Buyer which should be disclosed to Buyer in order not to make any of the warranties and representations contained herein not false or misleading or which may have an adverse effect on the Assets.

      4. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents, warrants and covenants to Seller as follows:

            4.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer has all requisite corporate power and corporate authority to enter into, execute and deliver this Agreement and the Collateral Agreements, and to perform and comply with all of the terms, covenants and conditions to be performed or complied with by Buyer in this Agreement and the Collateral Agreements, and to consummate the transactions contemplated by this Agreement and the Collateral Agreements.

            4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and of the Collateral Agreements, and the consummation of the transactions contemplated by this Agreement and the Collateral Agreements, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and upon execution and delivery the Collateral Agreements will constitute, valid and binding agreements and obligations of Buyer,


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enforceable in accordance with their respective terms, except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting generally creditors' rights or by court applied equitable remedies.

      5.    THE CLOSING; CLOSING DATE.

            5.1 CLOSING. The Closing hereunder shall be held upon the execution of this Agreement at the offices of Matthews & Branscomb, P.C. located at 106 S. St. Mary's Street, San Antonio, Texas 78205 or such other mutually agreeable time or location.

            5.2 DELIVERY BY SELLER. At or before the Closing, Seller shall deliver to Buyer:

                  (a) TRANSFER DOCUMENTS. The following bills of sale, statements, assignments and other instruments of transfer and consents, in form prepared by and satisfactory to Buyer, sufficient to transfer and convey to Buyer, free and clear title (of the quality provided for in this Agreement) to the Assets to the Buyer, and dated as of the Closing Date:

                        (i) One or more bills of sale conveying to the Buyer the tangible personal property;

                        (iii) One or more assignments of the Assumed Contracts and the Leased Real Property;

                        (iv)  One or more assignments of the intangible assets;

                        (v) Any and all tax clearance certificates from state and local tax authorities as may be requested by the Buyer; provided that Seller shall be responsible for obtaining all such certificates.

                        (vi) Such other instruments or documents as Buyer may reasonably request to effectuate the transfer to Buyer of the Assets.

                        (vii) Estoppel letters and any other agreement or document requested by the Buyer, evidencing that there is no default under any of the Assumed Contracts or the Real Property Lease to be assigned to Buyer and that such agreements may be assigned to the Buyer.

                        (viii) UCC-3 termination statements and any other document requested by the Buyer which evidences the release and termination of any Encumbrance on the Assets.

                  (B) SHAREHOLDER AND DIRECTOR RESOLUTIONS. A certified copy of the resolution of the board of directors and shareholders of the Seller, authorizing the transactions contemplated by this agreement.

            5.3   DELIVERY BY BUYER.   At or before the Closing, Buyer shall
deliver to Seller:

                  (a) PURCHASE PRICE PAYMENT. The Purchase Price by cashier's check or by wire transfer pursuant to wire instructions that Seller shall deliver to Buyer prior to the Closing.

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                  (b)   ASSUMPTION AGREEMENTS. One or more assumption agreements
in a form satisfactory to the Buyer, pursuant to which Buyer shall assume the obligations of Seller under the Assumed Contracts and the Real Property Lease.

      6.    SURVIVAL; INDEMNIFICATION.

            6.1 SURVIVAL OF REPRESENTATIONS/LIMITATION OF LIABILITY/SECURITY INTEREST. All representations and warranties made by any party to this Agreement shall survive the Closing for a period of eighteen months, except for representations and warranties regarding taxes which shall survive for a period of two years. Notwithstanding anything in this Agreement to the contrary, the Buyer's sole and exclusive remedy in the event of any breach by the Seller or any of the Shareholders of any provision, representation or warranty contained in this Agreement, and Buyer's sole and exclusive recourse for any right to indemnification under Section 6.2 below, shall be to foreclose upon the Units (limited partnership interests in Rackspace, Ltd. owned by the Shareholders) held by the Shareholders (or a portion of such Units), and the Buyer expressly waives the right to pursue the Shareholders directly for monetary damages. For this purpose, the Shareholders grant to the Buyer, a security interest in the Units they own in Rackspace, Ltd. as security for the damages which may result from any breach of the representations and warranties made by the Shareholders under this Agreement and as security for the indemnity obligations set forth in
Section 6.2 below. The Buyer shall not exercise any right it may have to foreclose upon any of the Shareholder's Units unless the aggregate amount of financial loss to the Buyer exceeds $25,000.00. The Shareholders agree that to sign a UCC-1 financing statement to perfect the Buyer's lien against their Units, upon request by Buyer. The parties hereby waive any provision of law to the extent that it would limit or restrict the agreements set forth in this
Section 6.1. The Buyer shall provide the Shareholders with 15 business days advance written notice of any such foreclose and the Shareholders shall have until the end of such 15 business day period to pay the the claim arising hereunder in cash, in which event no such foreclosure shall occur. The Buyer shall release its security interest on the Shareholders' Units and such Units shall no longer be subject to a claim hereunder, upon the earlier to occur of two years from the date of this Agreement (but only to the extent no unsatisfied claims have been made on or before such date) or upon the Shareholders escrowing $250,000 in cash to satisfy any claims that may arise hereunder under an escrow agreement reasonably acceptable to the Buyer.

            6.2 INDEMNIFICATION BY SELLER. Subject to the conditions and provisions of this Section 6.2 and Section 6.4 hereof, Seller agrees to indemnify, defend and hold harmless Buyer from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from any misrepresentation or breach of the representations and warranties of Seller and the Shareholders contained in or made pursuant to this Agreement.

            6.3 INDEMNIFICATION BY BUYER. Subject to the conditions and provisions of this Section 6.3 and the provision of Section 6.4, Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from (a) any liability or obligation of or claims against Seller (whether absolute, accrued, contingent or otherwise and whether contractual, tax or any other type of liability or obligation or claim) expressly assumed by Buyer pursuant to Section 2.2 hereof; or (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement.

            6.4 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 6, resulting from any claim or other assertion of liability by third parties (hereinafter called collectively, "Claims"), shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof.

                  (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim.

                  (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

                  (d) Anything in this Section 6.4 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim; (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnfiying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim.

            6.5. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be delivered by first class, registered, certified or express mail, return receipt requested, postage prepaid, or, hand-delivered, addressed as follows:

                  If to Buyer:

                        111 Soledad, Suite 1100

                        San Antonio, Texas 78205


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

                  If to Seller or the Shareholders:

                        Richard K. Yoo

                        100 Lorene #102

                        San Antonio, Tx 78209


                        With copy to:


                        Fulbright & Jaworski

                        Attn: Daryl Lansdale

                        300 Convent Street

                        Suite 2200

                        San Antonio, Texas 78205


or such other address or facsimile number as the respective addressee may indicate by written notice. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger) or at such time as delivery is intentionally refused by the individual named addressee upon presentation.

      7.    POST CLOSING OBLIGATIONS.

            7.1   CHANGE OF NAME.   As soon as practicable after the Closing,
Seller shall change (and the Shareholders shall cause Seller to make such change) its name to a name which is substantially dissimilar to "Cymitar." Seller agrees never to use the name "Cymitar" or a name similar to Cymitar at anytime in the future.

      8.    MISCELLANEOUS.

            8.1. SPECIFIC PERFORMANCE. Seller acknowledges that the Assets to be sold and delivered by Buyer pursuant to this Agreement are unique and that Buyer has no adequate remedy at law if Seller shall fail to perform any of their obligations hereunder, and Seller therefore confirm and agree that Buyer's right to specific performance is essential to protect the rights and interests of

Buyer. Accordingly, in addition to any other remedies which Buyer may have hereunder or at law or in equity or otherwise, Seller hereby agree that Buyer shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Seller and that Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

            8.2. FURTHER ASSURANCES. Each of the parties hereto agrees that it will, at any time, prior to, at or after Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such consents, as may reasonably be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

            8.3 BROKERS. Each of Seller and Buyer represents to the other that it has not retained any broker or person in connection with the transactions contemplated by this Agreement.

            8.4 SCHEDULES AND EXHIBITS. Any item set forth on or in any Schedule or Exhibit to this Agreement shall be deemed to be incorporated by reference into this Agreement and any information disclosed in any Schedule shall be deemed to have been disclosed pursuant to all other Schedules to this Agreement.

            8.5 WAIVER. Except as otherwise provided in this Agreement, no delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of any such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

            8.6 REMEDIES CUMULATIVE. Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or by Buyer of any other rights or the seeking of any other remedies against the other, or its successors or assigns. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

            8.7 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Schedules and Exhibits hereto and other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

            8.8 HEADINGS. The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

            8.9 SIGNATURE IN COUNTERPARTS. This Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

            8.10 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, excluding the conflicts of law principles thereof.

            8.11 MEDIATION AND ARBITRATION. The parties agree that all disputes, controversies or claims that may arise between them which relate to this Agreement, including, without limitation, any dispute, controversy or claim as to the interpretation or enforcement of any of the provisions of this Agreement, shall be submitted first to mediation and then to binding arbitration in the city of San Antonio, Texas in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                  (1) MEDIATION. If a controversy or claim arises between the parties then that controversy or claim will be mediated within one month of its identification by the parties.

                  (2) BINDING ARBITRATION. In the event that the parties cannot resolve their dispute by mediation within one month, the parties then agree to bring the dispute to binding arbitration within one month of the conclusion of the mediation.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.



                                       BUYER:

                                       RACKSPACE, LTD.

                                          BY: Macroweb, LC, its General Partner

                                              By: /s/ Morris Miller
                                                 -------------------------------

                                              Title: member
                                                    ----------------------------

                                       SELLER:


                                       CYMITAR TECHNOLOGY GROUP, INC.

                                       By: /s/ Richard Yoo
                                           -------------------------------------

                                       Its: President
                                           -------------------------------------


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

                                       SHAREHOLDERS:

                                       /s/ RICHARD YOO
                                       --------------------------------------
                                       RICHARD YOO


                                       /s/ DIRK ELMENDORF
                                       --------------------------------------
                                       DIRK ELMENDORF


                                       /s/ PATRICK CONDON
                                       --------------------------------------
                                       PATRICK CONDON






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